UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

AutoNation, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-13107	73-1105145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 SW 1st Ave

Ft. Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (954) 769-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2012, AutoNation, Inc. (the “Company”) closed its sale of $350.0 million aggregate principal amount of 5.500% Senior Notes due 2020 (the “Notes”), pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into on January 27, 2012, among the Company, the Company’s subsidiary guarantors (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein. The Notes sold pursuant to the Underwriting Agreement were registered under the Company’s registration statement on Form S-3 (File No. 333-157354) filed with the Securities and Exchange Commission.

The Notes were issued under a senior indenture, dated as of April 14, 2010 (the “Base Indenture”), between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture entered into on February 1, 2012 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) among the Company, the Trustee and the Guarantors.

The Notes will mature on February 1, 2020 and bear interest at a rate equal to 5.500% per year, payable on February 1 and August 1 of each year, beginning on August 1, 2012. The Notes are guaranteed by substantially all of the Company’s subsidiaries. The Indenture contains certain restrictive covenants that, among other things, limit the ability of the Company to incur liens, enter into sale and leaseback transactions and merge, consolidate or transfer all or substantially all of its assets.

The Underwriting Agreement is being filed as Exhibit 1.1, the Base Indenture is being filed as Exhibit 4.1 and the Supplemental Indenture (which includes the Form of 5.500% Senior Notes due 2020) is being filed as Exhibit 4.2, and each is incorporated herein by reference. The descriptions of the provisions of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture are summary in nature and are qualified in their entirety by reference to the provisions of the definitive agreements.

Item 7.01	Regulation FD Disclosure.

On January 27, 2012, the Company announced the pricing of the Notes. A copy of the press release announcing the pricing of the Notes is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 27, 2012.

4.1	Indenture, dated as of April 14, 2010, between AutoNation, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on April 15, 2010).

4.2	Supplemental Indenture, dated as of February 1, 2012.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of C. Coleman G. Edmunds.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2	Consent of C. Coleman G. Edmunds (included in Exhibit 5.2).

99.1	Press Release of AutoNation, Inc. dated January 27, 2012 regarding pricing of the Notes.

        Certain of the agreements listed as exhibits to this Form 8-K (including the schedules and exhibits to such agreements), which are being filed to provide investors with information regarding their terms, contains various representations, warranties and covenants of the Company and the other parties thereto. They are not intended to provide any factual information about any of the parties thereto or any subsidiaries of the parties thereto. The assertions embodied in those representations, warranties and covenants were made for purposes of each of the agreements, solely for the benefit of the parties thereto. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a security holder might view as material, or may have been made for purposes of allocating contractual risk among the parties rather than establishing matters as facts. Investors should not view the representations, warranties and covenants in the agreements (or any description thereof) as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the agreements (or their subsidiaries) and should not rely on them as such. In addition, information in any such representations, warranties or covenants may change after the dates covered by such provisions, which subsequent information may or may not be fully reflected in the public disclosures of the parties. In any event, investors should read the agreements together with the other information concerning the Company contained in reports and statements that it files with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2012	AUTONATION, INC.

	By:	/s/ Jonathan P. Ferrando
	Name:	Jonathan P. Ferrando
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 27, 2012.

4.1	Indenture, dated as of April 14, 2010, between AutoNation, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on April 15, 2010).

4.2	Supplemental Indenture, dated as of February 1, 2012.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of C. Coleman G. Edmunds.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2	Consent of C. Coleman G. Edmunds (included in Exhibit 5.2).

99.1	Press Release of AutoNation, Inc. dated January 27, 2012 regarding pricing of the Notes.

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